Exhibit 8.2

Our reference                        SAYEP/CAFFE/327456-3

Britannia Bulk Holdings Inc

[         ]

Marshall Islands

Dear Sirs

Re:                   OPINION OF ADDLESHAW GODDARD LIMITED LIABILITY PARTNERSHIP RE: UK TAX MATTERS

1.                           We have acted as United Kingdom tax counsel for Britannia Bulk Holdings Inc, a company incorporated in the Republic of the Marshall Islands (the “Company”), with respect to certain limited United Kingdom tax matters in connection with the offer and sale by the Company of its ordinary shares (the “Shares”) pursuant to the Registration Statement on Form F-1 (No. xxx-xxxxxx) dated [    ], 2008 (the “Registration Statement”). In connection therewith, we prepared the discussion set forth under the caption “Taxation—United Kingdom Tax Considerations” in the prospectus forming part of the Registration Statement (the “Discussion”).

2.                           Subject to the qualifications below, we are of the opinion that, under current UK law and HM Revenue & Customs practice, all statements of legal conclusions contained in the Discussion, unless otherwise noted therein, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, in all cases qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided are accurate (in all material respects) discussions of such United Kingdom tax matters (except for the representations and statements of fact of the Company included in such Discussion, as to which we express no opinion).

3.                           The opinion set forth is subject to the following qualifications:

(a)                      the statements concerning United Kingdom tax consequences contained in the Discussion do not purport to discuss all possible United Kingdom tax ramifications of the acquisition and holding of the Company’s Shares and are limited to the matters expressly referred to in those statements; and

(b)                     our opinion is confined to the matters expressly referred to in 2 above and is based on United Kingdom law and HM.Revenue & Customs practice as of the effective date of the Registration Statement. For the avoidance of doubt, we do not express any opinion on the laws of any jurisdiction other than the UK, or in relation to any UK tax law or legal aspects (other than the matters expressly referred to in 2 above).

Addleshaw Goddard LLP, 150 Aldersgate Street, London EC1A 4EJ

Tel +44 (0)20 7606 8855  Fax +44 (0)20 7606 4390  DX 47 London

www.addleshawgoddard.com

Addleshaw Goddard LLP is a limited liability partnership registered in England and Wales (with registered number OC318149) and is regulated by the Solicitors Regulation Authority.  A list of members’ names is open to inspection at our registered office, 150 Aldersgate Street, London EC1A 4EJ.

London 111941v.1

4.                           In particular, we have not been retained by the Company to offer any advice on the Company’s tax position, in relation to its operations or otherwise, and we give no opinion on any such matters (nor accept any responsibility for, or duty of care to, any person in respect of such matters), including in particular UK taxation issues referred to under the caption “Risk Factors” in the prospectus forming part of the Registration Statement.

5.                           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Addleshaw Goddard Limited Liability Partnership under the caption “Taxation – United Kingdom Tax Considerations” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of the term used in the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise and, having regard to the fact that our advice is explicitly rendered to the Company (and to no other person), we do so only on the express basis that we do not thereby submit to the jurisdiction of any Court of the United States in respect of any matter or dispute arising from, or in respect of, any transaction contemplated by the Registration Statement.

6.                           This opinion shall be governed by and construed in accordance with English law and the Courts of England and Wales shall have sole jurisdiction in relation to any dispute whatsoever and howsoever arising.

Yours faithfully

ADDLESHAW GODDARD LIMITED LIABILITY PARTNERSHIP